Exhibit j
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated September 14, 2005 on the financial statements and financial highlights of the USAA Aggressive Growth Fund, the USAA Capital Growth Fund, the USAA First Start Growth Fund, the USAA Growth Fund, the USAA Growth & Income Fund, the USAA High-Yield Opportunities Fund, the USAA Income Fund, the USAA Income Stock Fund, the USAA Intermediate-Bond Fund, the USAA Money Market Fund, the USAA Science & Technology Fund, the USAA Short-Term Bond Fund, the USAA Small Cap Stock Fund, and the USAA Value Fund, as of and for the year ended July 31, 2005 in the Post-Effective Amendment Numbers 75 and 63 to the Registration Statement (Form N-1A No. 2-49560 and 811-2429).


ERNST & YOUNG LLP

San Antonio, Texas
November 28, 2005